UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 11, 2005 - August 7, 2005
(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a material Definitive Agreement

On August 7, 2005, Kerr-McGee Corporation (the “Company”) and three of its wholly-owned subsidiaries entered intoa the six sale and purchase agreements listed below, following the consummation of which the Company will have disposed of all of its North Sea operations for a total of approximately $3.5 billion in cash, and the purchasers thereunder shall have severally assumed the related abandonment obligations, which had an aggregate carrying value of $182 million at June 30, 2005, and Maersk (as defined below) shall have assumed related derivative liabilities, totaling $175 million after taxes. The transactions are expected to be completed by early fourth quarter of 2005.

1.
A Sale and Purchase Agreement between Kerr-McGee North Sea (U.K.) Limited (“KM North Sea”), a wholly owned subsidiary of the Company, and Centrica Resources Limited (“Centrica”), pursuant to which KM North Sea agreed to sell its non-operating interest in the Skene field assets to Centrica for $178.65 million;

2.	A Sale and Purchase Agreement between KM North Sea and Centrica, pursuant to which KM North Sea agreed to sell its non-operating interest in the Buckland field assets to Centrica for $91.32 million;

3.	A Sale and Purchase Agreement between KM North Sea and Centrica, pursuant to which KM North Sea agreed to sell its non-operating interest in the Andrew field assets to Centrica for $78.46 million;

4.
A Sale and Purchase Agreement between Kerr-McGee Oil (U.K.) Limited (“KM Oil”), a wholly owned subsidiary of the Company, and Centrica, pursuant to which KM Oil agreed to sell its non-operating interest in the Brae field assets to Centrica for $189.09 million;

5.
A Sale and Purchase Agreement between KM Denmark Overseas ApS (“KM Denmark”), a wholly owned subsidiary of the Company, and Centrica Canada Limited (“Centrica Canada”), pursuant to which KM Denmark agreed to sell 100% of the stock of Kerr-McGee Canada Limited (“KM Canada”) to Centrica Canada for $28 million. The performance of the obligations of KM Denmark under this agreement is guaranteed by the Company;

6.
A Sale and Purchase Agreement between KM Denmark, Alnery No. 2524 Limited (“Maersk”), the Company and A.P. Moller-Maersk A/S, pursuant to which KM Denmark agreed to sell all of the Company’s remaining North Sea assets through the sale of 100% of the stock of Kerr-McGee (G.B.) Limited and Kerr-McGee Norway AS to Maersk for $2.95 billion. The performance of the obligations of KM Denmark under this agreement is guaranteed by the Company and the performance of the obligations of Maersk under this agreement is guaranteed by A.P. Moller - Maersk A/S, its ultimate parent.

KM North Sea and KM Oil are subsidiaries of Kerr-McGee (G.B.) Limited.

Agreements #1 through #4 above are referred to collectively herein as the “Asset Sales Agreements”. Agreement #5 above is referred to herein as the “Canada Sale Agreement.” Agreements #1 through #5 above are referred to collectively herein as the “Centrica Sales Agreements”. Agreement #6 above is referred to herein as the “Maersk Sale Agreement.”

With respect to the Centrica Sales:

The purchase price under each of the Asset Sales Agreements (the “Asset Base Purchase Price”) is subject to adjustment based on working capital relating to the subject assets as of July 1, 2005 (the “Asset Working Capital Adjustment”) and for billings paid and income received between July 1, 2005 and completion of the transactions, as well as interest and tax. The purchase price under the Canada Sale Agreement is subject to adjustment based on the working capital of KM Canada as of July 1, 2005.

Completion of the transactions under the Centrica Sales Agreements is conditional on, among other things, the receipt of consents from the U.K. Department of Trade and Industry. The completion of the agreements relating to Skene, Buckland and Andrew (Agreements #1 through #3 listed above) is also conditional on the waiver (or non-exercise) of pre-emption rights to acquire such assets in each case, in favor of the existing joint venture partners. In addition, completion of the sale of the Andrew field assets pursuant to Agreement #3 listed above is conditional upon completion of the sale under any one of the Agreements #1, #2 and #4 listed above (relating to, respectively, Skene, Buckland and Brae). The completion of the sale of KM Canada pursuant to Agreement #5 listed above is conditional upon completion of the sale under Agreement #4 listed above relating to Brae.

Each of the Centrica Sales Agreements can be terminated before completion if the relevant conditions precedent under it have not been satisfied or waived by a date four months after signing. Each of the Assets Sales Agreements can be terminated before completion if matters arise which are inconsistent with the warranties or would be inconsistent with certain warranties at completion such that the value of the relevant assets is reduced by more than 15 per cent of the relevant Asset Base Purchase Price.

The Centrica Sales Agreements contain customary warranties in respect of the shares and the assets being sold which are subject to certain limitations.

Under the Asset Sales Agreements, the benefits and obligations in respect of the period up to July 1, 2005 are for the account of the sellers and benefits and obligations in respect of the period thereafter are for the account of Centrica. However, environmental and decommissioning liabilities are for the account of Centrica.

Under the Canada Sale Agreement, KM Denmark agreed to indemnify Centrica Canada for any environmental or decommissioning liabilities resulting from KM Canada’s operations prior to the completion date other than relating to the Brae assets, regardless of when such liabilities arise. Brae overriding royalty interest benefits and obligations existing prior to July 1, 2005 belong to KM Denmark, and Brae overriding royalty interest benefits and obligations existing on or after July 1, 2005 belong to Centrica Canada.

With respect to the Maersk Sale Agreement:

The purchase price to be received by the Company is subject to adjustment based on the working capital of Kerr-McGee Norway AS, Kerr-McGee (G.B.) Limited and its subsidiaries as of July 1, 2005, inter-company receivables, the Asset Base Purchase Prices, the Asset Working Capital Adjustments, tax allowances and charges and interest.

Completion of the transactions under the Maersk Sale Agreement is conditional on obtaining the necessary consent from the U.K. Department of Trade and Industry; completion under the Centrica Sales Agreements (or sales of the same assets to other persons on terms that are not materially prejudicial to Maersk); obtaining the necessary antitrust clearance from the European Union; receiving a U.K. tax ruling confirming a specific capital gains tax exemption; and no material adverse change having occurred.

The agreement can be terminated before completion by KM Denmark or Maersk if the conditions precedent have not been satisfied or waived by a date four months after signing, such date being extended by five months if there is a European Union Phase II clearance procedure or by three months if the transactions pursuant to the Centrica Sales Agreements will not be completed by the original termination date. The agreement can be terminated before completion by Maersk if certain warranties become incorrect prior to completion and/or KM Denmark is in breach of its undertakings concerning the conduct of the business prior to completion such that the value of the shares of Kerr-McGee (G.B.) Limited and Kerr-McGee Norway AS is reduced by more than $442.5 million.

Under the Maersk Sale Agreement, KM Denmark is giving customary warranties which are subject to certain limitations.

KM Denmark has agreed to indemnify Maersk for liabilities arising from any breach of any of the Asset Sales Agreements by KM North Sea or KM Oil before the sale is completed and for liabilities related to the assets (other than environmental and decommissioning liabilities) that existed on or before July 1, 2005. Maersk will indemnify KM Denmark and its affiliates for environmental and decommissioning liabilities in respect of existing and former licences.

KM Denmark is liable for tax liabilities of Kerr-McGee Norway AS, Kerr-McGee (G.B.) Limited and its subsidiaries which relate to the period prior to July 1, 2005 and non-ordinary course liabilities for the period July 1, 2005 to completion, subject to various exclusions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: August 11, 2005